Exhibit 99.1

Pacific Energy Partners, L.P. Reports Earnings for Second Quarter 2006

    LONG BEACH, Calif.--(BUSINESS WIRE)--Aug. 2, 2006--Pacific Energy Partners, L.P. (NYSE:PPX) ("Pacific Energy" or the "Partnership") announced that net income for the three months ended June 30, 2006, was $21.4 million, or $0.54 per limited partner unit, compared to net income of $12.2 million, or $0.40 per limited partner unit, for the three months ended June 30, 2005. Recurring net income for the three months ended June 30, 2006 was $20.3 million, or $0.51 per limited partner unit compared to recurring net income of $12.2 million, or $0.40 per limited partner unit, for the corresponding period in 2005. All per unit amounts in the text of this news release are reported on a diluted basis.
    The increase in recurring net income for the quarter ended June 30, 2006, reflects the benefit of the September 30, 2005, acquisition of refined products terminals and a refined products pipeline from Valero L.P., increased margins from the crude oil marketing activities conducted by the Partnership's Pacific Marketing and Transportation subsidiary ("PMT"), higher crude oil pipeline deliveries to Bakersfield, California refineries, lower repair and maintenance costs associated with the California pipelines, and higher margins and increased volumes on the Rangeland pipeline system in Alberta, Canada. Partially offsetting these increases were higher interest expense attributable to the financing of the Valero L.P. acquisition and increased general and administrative costs. In addition, there were approximately 32% more units outstanding compared to the 2005 quarter.
    Recurring net income for the second quarter of 2006 excludes $3.4 million of transaction costs related to the recently announced merger with Plains All American Pipeline, L.P. ("Plains"), expected to close later this year and a $4.6 million deferred tax benefit. Due to recent legislation, both federal and Alberta corporate tax rates in Canada are being reduced, and Pacific Energy's deferred tax liability balance is required by accounting rules to be adjusted to the new rates.
    For the six months ended June 30, 2006, net income was $33.1 million, or $0.83 per limited partner unit, compared to $15.6 million, or $0.58 per limited partner unit, for the six months ended June 30, 2005. Recurring net income for the six months ended June 30, 2006, was $31.9 million, or $0.80 per limited partner unit, compared with $22.6 million, or $0.74 per limited partner unit, for the six months ended June 30, 2005. Recurring net income for the first six months of 2006 reflects the benefit of six months of operations in 2006 from the assets acquired from Valero L.P., increased margins from crude oil marketing activities, increased volumes and higher margins for the Rangeland pipeline system, higher revenue due to increased Bakersfield refinery deliveries, and lower pipeline repair expenses in California. Partially offsetting these increases were increased interest and general and administrative expenses. In addition, there were approximately 32% more units outstanding in the first half of 2006 versus 2005.
    Recurring net income for the six months ended June 30, 2006, excludes the previously mentioned merger costs and deferred tax benefit. Recurring net income for the six months ended June 30, 2005, excludes a $2.0 million expense for the insurance deductible associated with the remediation of the Pyramid Lake oil release, a $3.1 million expense related to the accelerated vesting of restricted units under Pacific Energy's long-term incentive plan as a result of the change in control attributable to the purchase of the Pacific Energy's general partner by LB Pacific, LP ("LB Pacific"), and $1.8 million of expense from this general partner transaction required to be recorded as a partnership expense, with the general partner's payment of it recorded as a capital contribution.
    "We are very pleased with our second quarter results. Our core transportation and storage business performed well and continued to grow. In addition the Partnership was able to realize the benefit of favorable marketing margins for both PMT and Rangeland, which enabled us to exceed previously announced guidance," stated Irv Toole, President and CEO of Pacific Energy. "Organic growth projects in each of our two business units continue to progress and remain a primary focus of the Partnership."
    On July 17, 2006, Pacific Energy announced a cash distribution of $0.5675 per unit for the second quarter of 2006, or $2.27 per unit annualized. This is unchanged from the first quarter 2006 distribution level but is 10.7% higher than the second quarter 2005 distribution level. The distribution will be paid on August 14, 2006, to holders of record as of July 31, 2006.
    Distributable cash flow available to the limited partners' interest for the second quarter of 2006 was $25.1 million after deducting $3.4 million in merger costs. On a diluted, weighted average basis, there were 39,314,000 limited partner units outstanding during the second quarter of 2006.
    Earnings before interest, tax, depreciation and amortization expenses ("EBITDA") were $38.8 million in the second quarter of 2006.
    Pursuant to the terms of the partnership agreement, on August 14, 2006, 2,616,250 subordinated units owned by LB Pacific are expected to convert on a one-for-one basis to common units. The conversion of the subordinated units will not affect future cash distributions.

    OPERATING RESULTS BY SEGMENT

    WEST COAST BUSINESS UNIT

    Operating income was $22.0 million for the three months ended June 30, 2006, compared to $12.4 million in the corresponding period in 2005. This increase was primarily due to the addition of the Northern California and East Coast terminals that were acquired on September 30, 2005, from Valero L.P., improved operating income from California pipeline operations, and increased margins from crude oil marketing activities.
    The Northern California terminals are operating at capacity, with 450,000 barrels of additional storage capacity currently under construction at Martinez. This storage is scheduled to be operational in the third quarter of 2006. Due to strong customer demand, Pacific Energy has increased its capital budget to provide for the construction of an additional 850,000 barrels of storage capacity at Martinez. It is projected that $1.0 million of this increase will be expended in 2006, with an additional $27.2 million expended in 2007 to complete the project.
    The East Coast terminals are also operating at capacity. East Coast terminal income increased due to the expansion of ethanol facilities, which began operations in the second quarter of 2006, and are expected to be fully operational in the fourth quarter of 2006 and the start up of ultra low sulfur diesel and jet fuel handling facilities.
    The impact of the long-haul pipeline volume decline in California was more than offset by tariff increases on Line 2000 and Line 63, lower repair and maintenance costs and a substantial increase in Bakersfield delivery volumes. Volumes transported to Los Angeles for the three months ended June 30, 2006, were approximately 10% lower than in the second quarter of 2005. The primary reasons for the reduction were natural production declines and a shift in some light crude oil volumes north to the San Francisco area. Partially offsetting this impact was a May 1, 2006 increase of $0.10 per barrel on Line 2000, a temporary surcharge of $0.10 per barrel on Line 63 long-haul movements that was implemented on August 1, 2005, to recover the costs of the Pyramid Lake oil release and other rain related damages experienced in the first quarter of 2005, and the absence of $1.4 million of rain related pipeline repair expenses incurred in the second quarter of 2005. In addition, deliveries to Bakersfield refineries more than doubled from the prior year's quarter as a result of pipeline modifications in the San Joaquin Valley that were completed on October 1, 2005, which increased delivery capacity to those refineries.
    The Partnership's crude oil marketing income in the second quarter of 2006 was significantly higher than in the prior year quarter. Favorable margins, crude oil contracts acquired on July 1, 2005, and increased crude oil volumes in the 2006 quarter contributed to the improvement.
    Income for the Pacific Terminals' subsidiary remained unchanged compared to the corresponding period in 2005. The reactivation of 300,000 barrels of storage at the Alamitos terminal, completed in July 2006, and reactivation of a second 300,000 barrel tank scheduled to be completed in the fourth quarter of 2006, are expected to increase revenue in the second half of the year.
    The Partnership continues to advance the development of the Pier 400 deepwater import terminal in the Port of Los Angeles. During the quarter, efforts were focused on finalizing environmental mitigation factors with the Port of Los Angeles and the Partnership's customers. Due to the complexity of the environmental review process, the Partnership now expects to receive the permits necessary to begin construction mid-year 2007, and start-up is expected in the first quarter of 2009. As previously announced, the total investment is estimated at $315 million and provides for 4,000,000 barrels of storage capacity that will be constructed in two phases. Long term volume commitments have been signed by subsidiaries of Valero Energy Corporation and ConocoPhillips, and it is anticipated that, with additional customer commitments currently being finalized, the estimated 250,000 barrels per day of offloading capacity will be fully subscribed.

    ROCKY MOUNTAIN BUSINESS UNIT

    Operating income was $15.4 million for the three months ended June 30, 2006, compared to $9.0 million in the corresponding period in 2005. The $6.4 million increase was primarily due to increased volumes on the Rangeland Pipeline, Western Corridor and Salt Lake City Core systems, income contribution from the Rocky Mountain Products Pipeline that was part of the Valero L.P. acquisition, and favorable crude oil marketing margins.
    In March 2006, the Partnership completed construction of its Edmonton, Alberta, initiating terminal, which provides direct access to synthetic crude oil for delivery through the Partnership's pipeline systems to U.S. Rocky Mountain refineries. During the second quarter of 2006, construction was also completed on additional tankage along this corridor to facilitate the movement of the synthetic crude oil. However, the transportation of synthetic crude oil was significantly lower than anticipated in the second quarter of 2006 due to maintenance shutdowns at two major synthetic crude oil facilities in Alberta. With these facilities now ramping up to full capacity, synthetic crude oil movements in the third quarter of 2006 are expected to increase.
    In the Rocky Mountain Business Unit, two major profit generating capital projects, the Salt Lake City pipeline project and the Cheyenne pipeline project, are proceeding on schedule and on budget. The first phase of the Salt Lake City pipeline is scheduled to be completed in December of 2006, and the second phase is expected to be completed in the fourth quarter of 2007. Total cost of the project is approximately $77 million and is supported by firm, 10-year transportation agreements with four Salt Lake City refiners. The Cheyenne pipeline is on schedule to be completed in the second quarter of 2007 at a cost of approximately $59 million and is supported by a firm ten year commitment by Frontier Oil and Refining Company to ship 35,000 barrels per day and lease approximately 300,000 barrels of storage capacity at Fort Laramie.

    CORPORATE ITEMS

    General and administrative expenses were $5.7 million in the second quarter of 2006, approximately $2.0 million higher than in the second quarter of 2005. This increase was associated with support of newly acquired assets, professional fees, and the cost of the LB Pacific option plan introduced in the first quarter of 2006, the cost of which is required by generally accepted accounting principles to be recorded as a Pacific Energy expense even though the plan is funded by LB Pacific, not the Partnership.
    Interest expense was $10.1 million for the second quarter of 2006, $4.2 million greater than in the comparable period in 2005, due to the increase in debt for the Valero asset acquisition.
    For the six months ended June 30, 2006 total capital spending was $42.5 million: $35.0 million was spent on expansion capital, $2.6 million was spent on sustaining capital (including $1.8 million in the second quarter), and $4.9 million was spent on transition capital.

    LOOKING FORWARD

    For the quarter ending September 30, 2006, Pacific Energy is forecasting recurring net income of $0.35 to $0.41 per unit and EBITDA of $34 million to $38 million. Sustaining capital expenditures for the third quarter of 2006 are expected to be $3 million to $4 million.
    For full year 2006, Pacific Energy is forecasting recurring net income of $1.58 to $1.68 per unit and EBITDA of $140 million to $146 million. Total capital expenditures for the full year are projected to be $162 million, including $148 million for expansion projects, $7 million for transition capital projects, and $7 million for sustaining capital projects.
    The guidance for recurring net income for the third quarter and full year 2006 does not include expenses related to the Plains merger transaction or the deferred tax benefit resulting from the change in Canadian tax rates. The guidance for EBITDA reflects $1.0 million and $6.5 million, for the third quarter and full year, respectively, of estimated Plains merger related expenses to be incurred prior to closing.
    For more information about these non-GAAP (generally accepted accounting principles) measures, see the schedules accompanying this press release.

    MERGER WITH PLAINS ALL AMERICAN PIPELINE, L.P.

    On June 12, 2006, Pacific Energy and Plains announced the signing of definitive agreements that provide for the merger of the two partnerships and Plains' acquisition of Pacific Energy's general partner. The partnerships recently announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had expired on July 31, 2006. In addition, Plains has received a "no issues" letter from the Canadian Competition Bureau and notice that the accompanying waiting period under the Competition Act has expired. The completion of the transaction remains subject to the approval of unitholders of both partnerships as well as approvals of certain state utility commissions and the Investment Review Division of Industry Canada. All required filings have been submitted. This transaction is expected to close near the end of 2006. As a result of this pending transaction, the CEO search previously initiated by the Board of Directors of Pacific Energy's general partner has been terminated, and Irv Toole, President and Chief Executive Officer of Pacific Energy, will continue to serve until management of the Partnership is assumed by Plains following the closing of the merger transaction.

    OTHER MATTERS

    Pacific Energy will host a conference call at 2:00 p.m. EDT (11:00 a.m. PDT) on Thursday, August 3, 2006, to discuss the results of the second quarter of 2006. Please join us at www.PacificEnergy.com for the live broadcast or dial in at 800-446-2782 or 847-413-3235 passcode 14511288. The call, with questions and answers, will continue to be available on Pacific Energy's web site following the call.

    About Pacific Energy:

    Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil, refined products and other related products. Pacific Energy generates revenues by transporting such commodities on its pipelines, by leasing capacity in its storage facilities and by providing other terminaling services. Pacific Energy also buys and sells crude oil, activities that are generally complementary to its crude oil operations. Pacific Energy conducts its business through two business units, the West Coast Business Unit, which includes activities in California and the Philadelphia, PA area, and the Rocky Mountain Business Unit, which includes activities in five Rocky Mountain states and Alberta, Canada.
    For additional information about the partnership, please visit www.PacificEnergy.com.

    Investor Notice:

    Pacific Energy and Plains All American Pipeline, L.P. ("Plains") have filed a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission ("SEC") with respect to the proposed merger of Pacific Energy with and into Plains. Upon being declared effective by the SEC, a definitive joint proxy statement/prospectus will be sent to security holders of Pacific Energy and Plains seeking their approval of the merger and related transactions. Investors and security holders are urged to carefully read the joint proxy statement/prospectus because it contains important information, including detailed risk factors, regarding Pacific Energy, Plains and the merger. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus, when it becomes available, and other documents containing information about Pacific Energy and Plains, without charge, at the SEC's web site at www.sec.gov. Copies of the definitive joint proxy statement/prospectus, when it becomes available, and the SEC filings that are incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to Pacific Energy or Plains. Pacific Energy or Plains and the officers and directors of the respective general partners of Pacific Energy or Plains may be deemed to be participants in the solicitation of proxies from their security holders in connection with the proposed transaction. Information about these persons can be found in Pacific Energy's or Plains' respective Annual Reports on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

    Cautionary Statement Regarding Forward-Looking Statements:

    This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although Pacific Energy believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect Pacific Energy's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in Pacific Energy's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2005, and the definitive joint proxy statement/prospectus referred to in this press release.


                     PACIFIC ENERGY PARTNERS, L.P.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
            (Amounts in thousands, except per unit amounts)


                                     Three Months       Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------
Operating revenues:
  Pipeline transportation revenue  $34,800  $27,747  $68,657  $55,784
  Storage and distribution revenue  21,867   10,870   41,953   21,192
  Pipeline buy/sell transportation
   revenue                          11,427    8,116   21,126   17,222
  Crude oil sales, net of
   purchases                        10,720    6,042   17,529    7,824
                                   -------- -------- -------- --------
    Net revenues                    78,814   52,775  149,265  102,022
                                   -------- -------- -------- --------

Expenses:
  Operating                         31,655   25,292   65,074   47,046
  Line 63 oil release costs(1)          --       --       --    2,000
  General and administrative         5,714    3,700   12,587    8,872
  Depreciation and amortization     10,292    6,606   20,294   13,135
  Merger costs(2)                    3,417       --    3,417       --
  Accelerated long-term incentive
   plan compensation expense(3)         --       --       --    3,115
  Reimbursed general partner
   transaction costs(4)                 --       --       --    1,807
                                   -------- -------- -------- --------
    Total expenses                  51,078   35,598  101,372   75,975
                                   -------- -------- -------- --------

Share of net income of Frontier        475      490      873      847
                                   -------- -------- -------- --------

Operating income                    28,211   17,667   48,766   26,894

Net interest expense               (10,088)  (5,844) (19,176) (11,442)
Other income                           292      540      735      893
                                   -------- -------- -------- --------

Income before income tax expense    18,415   12,363   30,325   16,345
                                   -------- -------- -------- --------

Income tax benefit (expense):
  Current                           (1,409)     245   (1,803)    (487)
  Deferred(5)                        4,437     (388)   4,535     (217)
                                   -------- -------- -------- --------
                                     3,028     (143)   2,732     (704)
                                   -------- -------- -------- --------

Net income                         $21,443  $12,220  $33,057  $15,641
                                   ======== ======== ======== ========

Net income (loss) for the general
 partner interest(6)                  $392     $244     $373  $(1,458)
                                   ======== ======== ======== ========
Net income for the limited partner
 interests(6)                      $21,051  $11,976  $32,684  $17,099
                                   ======== ======== ======== ========

Weighted average units
 outstanding:
  Basic                             39,307   29,723   39,304   29,689
  Diluted                           39,314   29,742   39,322   29,708

Basic and Diluted net income per
 limited partner unit                $0.54    $0.40    $0.83    $0.58
                                   ======== ======== ======== ========


                     PACIFIC ENERGY PARTNERS, L.P.
                              (Unaudited)
                        (Amounts in thousands)

                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                               June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------
Assets
Current assets                                  $254,689     $192,115
Property and equipment, net                    1,237,794    1,185,534
Intangible assets                                 69,354       69,180
Investment in Frontier Pipeline Company            8,322        8,156
Other assets                                      17,791       21,467
                                             ------------ ------------
          Total assets                        $1,587,950   $1,476,452
                                             ============ ============
Liabilities and Partners' Capital
Current liabilities                             $205,138     $156,187
Long-term debt                                   635,368      565,632
Deferred income taxes                             32,833       35,771
Environmental and other long-term
 liabilities                                      22,578       20,623
Partners' capital                                692,033      698,239
                                             ------------ ------------
          Total liabilities and partners'
           capital                            $1,587,950   $1,476,452
                                             ============ ============

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        Six Months
                                                           Ended
                                                          June 30,
                                                     -----------------
                                                       2006     2005
                                                     -------- --------
Cash flows from operating activities:
  Net income                                         $33,057  $15,641
    Depreciation, amortization, non-cash employee
     compensation under long-term incentive plan,
     deferred income taxes and Frontier adjustment    16,507   17,076
  Working capital adjustments                         (7,476)  13,427
                                                     -------- --------
     Net cash provided by operating activities        42,088   46,144
Cash flows from investing activities:
  Acquisition                                         (2,365)      --
  Net additions to property and equipment            (42,524)  (9,877)
  Additions to pipeline linefill and minimum tank
   inventory                                         (16,419)      --
  Other                                                  168      (98)
                                                     -------- --------
     Net cash used in investing activities           (61,140)  (9,975)
Cash flows from financing activities:
  Distributions to partners                          (45,614) (30,658)
  Capital contribution from the general partner           --    2,438
  Proceeds from bank credit facilities               130,409   66,283
  Repayment of bank credit facilities                (60,950) (64,326)
  Deferred financing costs                                --     (600)
  Related parties                                       (141)    (686)
                                                     -------- --------
     Net cash provided by (used in) financing
      activities                                      23,704  (27,549)
  Effect of exchange rate changes on cash                107       74
Net increase in cash and cash equivalents              4,759    8,694
Cash and cash equivalents, beginning of period        18,064   23,383
                                                     -------- --------
Cash and cash equivalents, end of period             $22,823  $32,077
                                                     ======== ========


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

              Three Months Ended June 30, 2006 and 2005
                             (Unaudited)
                        (Amounts in thousands)


                              West     Rocky     Intersegment
                              Coast   Mountains      and
                            Business  Business   Intrasegment
                              Unit      Unit     Eliminations  Total
                            -------- ---------- ------------- --------
Three Months Ended June 30,
 2006:
  Revenues:
    Pipeline transportation
     revenue                $16,696    $20,422       $(2,318) $34,800
    Storage and terminaling
     revenue                 21,867         --                 21,867
    Pipeline buy/sell
     transportation revenue      --     11,427                 11,427
    Crude oil sales, net of
     purchases                9,195      1,648          (123)  10,720
                            -------- ----------               --------
    Net revenue              47,758     33,497                 78,814
                            -------- ----------               --------
  Expenses:
    Operating expenses       20,263     13,833        (2,441)  31,655
    Depreciation and
     amortization             5,507      4,785                 10,292
                            -------- ----------               --------
    Total expenses           25,770     18,618                 41,947
                            -------- ----------               --------
  Share of net income of
   Frontier                      --        475                    475
                            -------- ----------               --------
  Operating income(7)       $21,988    $15,354                $37,342
                            ======== ==========               ========

Operating Data (barrels per
 day, in thousands)
Line 2000 and Line 63
 pipeline systems             108.2
Rangeland pipeline system:
  Sundre - North                          21.5
  Sundre - South                          44.2
Western Corridor system                   27.9
Salt Lake City Core system               125.2
Frontier pipeline                         45.2
Rocky Mountain Products
 Pipeline(8)                              60.1

Three Months Ended June 30,
 2005:
  Revenues:
    Pipeline transportation
     revenue                $15,194    $14,006       $(1,453) $27,747
    Storage and terminaling
     revenue                 10,870         --                 10,870
    Pipeline buy/sell
     transportation revenue      --      8,116                  8,116
    Crude oil sales, net of
     purchases                5,866        206           (30)   6,042
                            -------- ----------               --------
    Net revenue              31,930     22,328                 52,775
                            -------- ----------               --------
  Expenses:
    Operating expenses       15,996     10,779        (1,483)  25,292
    Depreciation and
     amortization             3,529      3,077                  6,606
                            -------- ----------               --------
    Total expenses           19,525     13,856                 31,898
                            -------- ----------               --------
  Share of net income of
   Frontier                      --        490                    490
                            -------- ----------               --------
  Operating income(7)       $12,405     $8,962                $21,367
                            ======== ==========               ========

Operating Data (barrels per
 day, in thousands)
Line 2000 and Line 63
 pipeline systems             120.0
Rangeland pipeline system:
  Sundre - North                          23.1
  Sundre - South                          39.7
Western Corridor system                   22.2
Salt Lake City Core system               124.4
Frontier pipeline                         51.3
Rocky Mountain Products
 Pipeline(8)                                --


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

               Six Months Ended June 30, 2006 and 2005
                             (Unaudited)
                        (Amounts in thousands)


                              West     Rocky     Intersegment
                              Coast    Mountain      and
                            Business Business    Intrasegment
                              Unit      Unit     Eliminations  Total
                            -------- ---------- ------------- --------
Six Months Ended June 30,
 2006:
  Revenues:
    Pipeline transportation
     revenue                $33,859    $39,290       $(4,492) $68,657
    Storage and terminaling
     revenue                 41,953         --                 41,953
    Pipeline buy/sell
     transportation revenue      --     21,126                 21,126
    Crude oil sales, net of
     purchases               16,506      1,288          (265)  17,529
                            -------- ----------               --------
    Net revenue              92,318     61,704                149,265
                            -------- ----------               --------
  Expenses:
    Operating expenses       41,695     28,136        (4,757)  65,074
    Depreciation and
     amortization            11,006      9,288                 20,294
                            -------- ----------               --------
    Total expenses           52,701     37,424                 85,368
                            -------- ----------               --------
  Share of net income of
   Frontier                      --        873                    873
                            -------- ----------               --------
  Operating income(7)       $39,617    $25,153                $64,770
                            ======== ==========               ========

Operating Data (barrels per
 day, in thousands)
Line 2000 and Line 63
 pipeline systems             113.4
Rangeland pipeline system:
  Sundre - North                          23.1
  Sundre - South                          42.5
Western Corridor system                   26.2
Salt Lake City Core system               124.5
Frontier pipeline                         46.7
Rocky Mountain Products
 Pipeline(8)                              60.8

Six Months Ended June 30,
 2005:
  Revenues:
    Pipeline transportation
     revenue                $32,638    $26,461       $(3,315) $55,784
    Storage and terminaling
     revenue                 21,342         --          (150)  21,192
    Pipeline buy/sell
     transportation revenue      --     17,222                 17,222
    Crude oil sales, net of
     purchases                7,678        206           (60)   7,824
                            -------- ----------               --------
    Net revenue              61,658     43,889                102,022
                            -------- ----------               --------
  Expenses:
    Operating expenses       30,503     20,068        (3,525)  47,046
    Line 63 oil release
     costs(1)                 2,000         --                  2,000
    Depreciation and
     amortization             7,006      6,129                 13,135
                            -------- ----------               --------
    Total expenses           39,509     26,197                 62,181
                            -------- ----------               --------
  Share of net income of
   Frontier                      --        847                    847
                            -------- ----------               --------
  Operating income(7)       $22,149    $18,539                $40,688
                            ======== ==========               ========

Operating Data (barrels per
 day, in thousands)
Line 2000 and Line 63
 pipeline systems             129.2
Rangeland pipeline system:
  Sundre - North                          22.2
  Sundre - South                          43.9
Western Corridor system                   22.4
Salt Lake City Core system               116.7
Frontier pipeline                         44.8
Rocky Mountain Products
 Pipeline(8)                                --


                    PACIFIC ENERGY PARTNERS, L.P.

                             (Unaudited)
                        (Amounts in thousands)


     RECONCILIATION OF OPERATING INCOME BY SEGMENT TO CONDENSED
                   CONSOLIDATED STATEMENTS OF INCOME


                                     Three Months       Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------
Operating income by Business Unit:
  West Coast Business Unit         $21,988  $12,405  $39,617  $22,149
  Rocky Mountain Business Unit      15,354    8,962   25,153   18,539
                                   -------- -------- -------- --------
                                    37,342   21,367   64,770   40,688
General expenses and other income
 (expense):(7)
  General and administrative
   expense                          (5,714)  (3,700) (12,587)  (8,872)
  Merger costs(2)                   (3,417)      --   (3,417)      --
  Accelerated long-term incentive
   plan compensation expense(3)         --       --       --   (3,115)
  Reimbursed general partner
   transaction costs(4)                 --       --       --   (1,807)
  Interest expense                 (10,088)  (5,844) (19,176) (11,442)
  Other income                         292      540      735      893
  Income tax benefit (expense)(5)    3,028     (143)   2,732     (704)
                                   -------- -------- -------- --------
Net income                         $21,443  $12,220  $33,057  $15,641
                                   ======== ======== ======== ========


    LIMITED PARTNERS AND GENERAL PARTNER ALLOCATION OF NET INCOME

                                     Three Months       Six Months
                                         Ended            Ended
                                        June 30,         June 30,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------

Net income for the limited partner
 interests:
Net income                         $21,443  $12,220  $33,057  $15,641
Costs allocated to general
 partner:
  LBP Option Plan costs(9)             369       --      880       --
  Senior Notes consent
   solicitation and other costs         --       --       --      893
  Severance costs                       --       --       --      914
                                   -------- -------- -------- --------
    Total costs allocated to
     general partner                   369       --      880    1,807
                                   -------- -------- -------- --------
Income before costs allocated to
 general partner                    21,812   12,220   33,937   17,448
Less: General partner incentive
 distribution rights paid             (331)      --     (586)      --
                                   -------- -------- -------- --------
Subtotal                            21,481   12,220   33,351   17,448
Less: General partner 2% ownership    (430)    (244)    (667)    (349)
                                   -------- -------- -------- --------
Net income allocated to limited
 partners                          $21,051  $11,976  $32,684  $17,099
                                   ======== ======== ======== ========

Net income for the general partner
 interest:
General partner 2% ownership          $430     $244     $667     $349
Incentive distribution payments to
 general partner                       331       --      586       --
Costs allocated to general partner    (369)      --     (880)  (1,807)
                                   -------- -------- -------- --------
Net income (loss) allocated to
 general partner                      $392     $244     $373  $(1,458)
                                   ======== ======== ======== ========


                    PACIFIC ENERGY PARTNERS, L.P.

                             (Unaudited)
           (Amounts in thousands, except per unit amounts)


       RECONCILIATION OF NET INCOME TO RECURRING NET INCOME(10)


                                     Three Months       Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
Net income                         $21,443  $12,220  $33,057  $15,641
  Add: Line 63 oil release
   costs(1)                             --       --       --    2,000
  Add: Merger costs(2)               3,417       --    3,417       --
  Add: Accelerated long-term
   incentive plan compensation
   expense(3)                           --       --       --    3,115
  Add: Reimbursed general partner
   transaction costs(4)                 --       --       --    1,807
  Less: Deferred tax rate
   adjustment(5)                    (4,560)      --   (4,560)      --
                                   -------- -------- -------- --------
Recurring net income               $20,300  $12,220  $31,914  $22,563
                                   ======== ======== ======== ========
Recurring net income for the
 general partner interest             $369     $244     $350     $451
                                   ======== ======== ======== ========
Recurring net income for the
 limited partner interest          $19,931  $11,976  $31,564  $22,112
                                   ======== ======== ======== ========
Basic and diluted recurring net
 income per limited partner unit     $0.51    $0.40    $0.80    $0.74
                                   ======== ======== ======== ========


              RECONCILIATION OF NET INCOME TO EBITDA(11)

                                     Three Months       Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
Net income                         $21,443  $12,220  $33,057  $15,641
Interest expense                    10,088    5,844   19,176   11,442
Depreciation and amortization       10,292    6,606   20,294   13,135
Income tax (benefit) expense        (3,028)     143   (2,732)     704
                                   -------- -------- -------- --------
EBITDA                             $38,795  $24,813  $69,795  $40,922
                                   ======== ======== ======== ========


                    PACIFIC ENERGY PARTNERS, L.P.

     RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW(12)
                             (Unaudited)
                        (Amounts in thousands)


                                     Three Months       Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------

Net income                         $21,443  $12,220  $33,057  $15,641
Depreciation and amortization       10,292    6,606   20,294   13,135
Amortization of debt issue costs
 and accretion of discount on
 long-term debt                        616      478    1,222      937
Non-cash employee compensation
 under long-term incentive plan        190       --      496    1,429
Costs allocated to general
 partner(6)                            369       --      880    1,807
Deferred income tax expense
 (benefit)(5)                       (4,437)     388   (4,535)     217
Sustaining capital expenditures     (1,829)    (587)  (2,646)    (827)
                                   -------- -------- -------- --------
  Distributable cash flow(13)       26,644   19,105   48,768   32,339
Less: net (increase) decrease in
 operating assets and liabilities    9,524   10,336   (7,476)  13,427
Less: share of income of Frontier     (475)    (490)    (873)    (847)
Add: distributions from Frontier       200      650      622      650
Less: non-cash employee
 compensation under long-term
 incentive plan added (deducted)
 above                                (190)      --     (496)  (1,429)
Add: employee compensation under
 long-term incentive plan              190       --      546    2,886
Less: costs reimbursed by general
 partner                                --       --       --   (1,807)
Add: other non-cash adjustments     (1,649)      98   (1,649)      98
Add: sustaining capital
 expenditures                        1,829      587    2,646      827
                                   -------- -------- -------- --------
  Net cash provided by operating
   activities                      $36,073  $30,286  $42,088  $46,144
                                   ======== ======== ======== ========
  Total distributable cash flow    $26,644  $19,105  $48,768  $32,339
  General partner interest in
   distributable cash flow          (1,585)    (936)  (2,231)  (1,201)
                                   -------- -------- -------- --------
  Limited partner interest in
   distributable cash flow         $25,059  $18,169  $46,537  $31,138
                                   ======== ======== ======== ========


                    PACIFIC ENERGY PARTNERS, L.P.

    RECONCILIATION OF RECURRING NET INCOME GUIDANCE TO NET INCOME
                    GUIDANCE AND EBITDA GUIDANCE(14)
                             (Unaudited)

                        (Amounts in millions)

                                         Three Months       Year
                                             Ended          Ended
                                         September 30,  December 31,
                                              2006           2006
                                         ------------- ---------------
                                          Low    High    Low    High
                                         ------ ------ ------- -------
Recurring net income guidance(15)        $14.2  $16.5   $63.0   $66.8
  Less: Merger costs                      (1.2)  (0.8)   (7.0)   (6.0)
  Add: Deferred tax rate adjustment         --     --     4.6     4.6
                                         ------ ------ ------- -------
Net income guidance(16)                  $13.0  $15.7   $60.6   $65.4
  Add: Depreciation and amortization      10.2   10.6    41.2    41.7
  Add: Interest expense                   10.5   11.5    40.5    41.5
  Add: Income tax expense (benefit)(17)     --    0.2    (2.5)   (2.2)

                                         ------ ------ ------- -------
Earnings before interest, tax,
 depreciation and amortization (EBITDA)  $33.7  $38.0  $139.8  $146.4
                                         ====== ====== ======= =======


                    PACIFIC ENERGY PARTNERS, L.P.

                     NOTES TO FINANCIAL SCHEDULES
                             (Unaudited)

              (Amounts in millions, except volume data)


(1) On March 23, 2005, there was an oil release of approximately 3,400 barrels in northern Los Angeles County. Although this event involved an outlay of cash, we believe these costs are unusual and are not indicative of the Partnership's recurring earnings.

(2) On June 12, 2006, we announced that we had entered into a merger agreement with Plains All American Pipeline, L.P. ("PAA"), pursuant to which we will be merged into PAA. PAA will acquire common units (except for common units purchased from LB Pacific, LP) of Pacific Energy through a tax-free unit-for-unit merger in which each unitholder of Pacific Energy will receive 0.77 newly issued PAA common units for each Pacific Energy common unit. Under the terms of a separate agreement, PAA will acquire from LB Pacific, LP and its affiliates ("LB Pacific") the general partner interest and incentive distribution rights of the Partnership as well as 2.6 million common units and 7.8 million subordinated units for a total of $700 million in cash. For the three and six months ended June 30, 2006, we incurred $3.4 million in professional fees and other costs directly related to the merger.

(3) On March 3, 2005, in connection with a change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan immediately vested pursuant to the terms of the grants. The Partnership recognized compensation expense of $3.1 million relating to the accelerated vesting. Of this compensation expense, $0.6 million was considered operating expense and $2.5 million was general and administrative expense.

(4) In 2005, our general partner reimbursed us $1.8 million for transaction costs incurred in connection with the change in control of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(5) During the quarter ended June 30, 2006, we recognized into earnings a $4.6 million deferred tax benefit to adjust our deferred tax liability for recently enacted reductions in the Canadian provincial and federal income tax rates.

(6) See "General Partner and Limited Partners Allocation of Net
    Income" schedule included herein.

(7) General and administrative expenses, merger costs, accelerated long-term incentive plan expense, reimbursed general partner transaction costs, net interest expense, other income and income tax expense are not allocated among the West Coast and Rocky Mountain business units.

(8) The Rocky Mountain Products Pipeline was purchased on September
    30, 2005.

(9) In January 2006, LB Pacific, LP ("LBP"), the owner of our General Partner, granted options under its LBP Option Plan (the "Plan") to certain of our officers and key employees. Under the Plan, participants are granted options to acquire partnership interests in LBP. We are not obligated to pay any amounts to LBP for the benefits granted or paid to our officers and key employees under the Plan, although generally accepted accounting principles require that we record an expense in the Partnership's financial statements with a corresponding increase in the general partner's capital account. For the three and six months ended June 30, 2006, we recorded compensation expense of $0.4 million and $0.9 million, respectively, relating to the LBP Option Plan.

(10)Recurring net income is a non-GAAP financial measure. This measure is used to more precisely compare year over year net income by eliminating one-time, non-recurring charges. You should not consider recurring net income as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.
    Our recurring net income may not be comparable to similarly titled measures of other entities.

(11)EBITDA is used as a supplemental performance measure by management to assess (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis, (ii) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness, (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure, and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. You should not consider EBITDA as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our EBITDA may not be comparable to similarly titled measures of other entities. Additional information regarding EBITDA is included in our annual report on Form 10-K for the year ended December 31, 2005. For the three and six months ended June 30, 2006, EBITDA has been reduced by $3.4 million for costs directly related to the proposed merger with Plains All American Pipeline, L.P. For the six months ended June 30, 2005, EBITDA has been reduced by $3.1 million of compensation expense relating to the accelerated vesting of our long term incentive compensation plan, $2.0 million of oil release costs and $1.8 million of general partner costs that was required by GAAP to be recorded in our income statement. There was no unusual impact on EBITDA for the three months ended June 30, 2005.

(12)Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.
    Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities. Additional information regarding distributable cash flow is included in our annual report on Form 10-K for the year ended December 31, 2005.

(13)In September 2005, we changed the presentation of Distributable Cash Flow. The previously reported amount of $36.2 million for Distributable Cash Flow for the six months ended June 30, 2005 has been reduced by $2.0 million of oil release costs and $1.9 million of cash costs associated with the accelerated vesting of units. The change in presentation had no effect on the three months ended June 30, 2005. For the three and six months ended June 30, 2006, Distributable Cash Flow has been reduced by $3.4 million for costs directly related to the proposed merger with Plain All American Pipeline, L.P.

(14)The guidance for the three months ending September 30, 2006 and for the twelve months ending December 31, 2006 are based on assumptions and estimates that we believe are reasonable given our assessment of historical trends, business cycles and other information reasonably available. However, our assumptions and future performance are both subject to a wide range of business risks and uncertainties so no assurance can be provided that actual performance will fall within the guidance ranges. Please see "Forward-Looking Statements" above. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from those in the table. This financial guidance is given as of the date hereof, based on information known to us as of August 1, 2006. We undertake no obligation to publicly update or revise any forward-looking statements.

(15)Recurring net income excludes $3.4 million of merger costs and a $4.6 million deferred tax benefit to adjust our deferred tax liability for recently enacted reductions in the Canadian provincial and federal income tax rates.

(16)Included in the net income guidance for the year ended December 31, 2006 is forecast general and administrative expense of $23 million to $24 million.

(17)Included for the year ended December 31, 2006 is forecast cash tax expense of $2.7 million and forecast deferred tax benefit of $0.4 million.

    CONTACT: Pacific Energy Partners, L.P.
             Jennifer Shigei, 562-728-2871
             fax: 562-728-2881
             JShigei@PacificEnergy.com